UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2024

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37575	68-0680859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

757 3rd Avenue

27th Floor

New York, NY 10017

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	STAF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On January 8, 2024, Baker Tilly US, LLP (“Baker Tilly”) resigned as the independent registered public accounting firm of Staffing 360 Solutions, Inc. (the “Company”), effective as of January 9, 2024. The Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) accepted Baker Tilly’s resignation on January 9, 2024.

The report of Baker Tilly on the Company’s consolidated financial statements for the year ended December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Baker Tilly’s report dated May 19, 2023, contained an explanatory paragraph stating there was substantial doubt about the Company’s ability to continue as a going concern. Baker Tilly was first appointed on August 26, 2022, as the Company’s independent registered public accounting for the fiscal year ended December 31, 2022, and did not audit the Company’s financial statements for the fiscal year ended January 1, 2022, or any prior period.

During the two most recent fiscal years, ended December 30, 2023, and December 31, 2022, and the subsequent interim period through January 9, 2024, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Regulation S-K”) and the related instructions to Item 304 of Regulation S-K) with Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Baker Tilly, would have caused Baker Tilly to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such years. Also during this time, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except to note for the year ended December 31, 2022, and for each of the quarters ended April 1, 2023, July 1, 2023, and September 30, 2023, that management identified a material weakness in the Company’s (i) internal control over financial reporting related to the lack of sufficient number of competent finance personnel to appropriately account for, review and disclose the completeness and accuracy of transactions entered into by the Company and (ii) design and operating effectiveness over forecasts used in the Company’s goodwill impairment evaluation.

The Company provided Baker Tilly with a copy of the above disclosures and requested that Baker Tilly furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of Baker Tilly’s letter dated January 12, 2024, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On January 12, 2024, the Audit Committee engaged RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2024, effective immediately. In connection with the engagement, RBSM will prepare the report on the Company’s consolidated financial statements for the year ended December 30, 2023. During the fiscal years ended December 30, 2023, and January 1, 2022, and the subsequent interim period through January 12, 2024, neither the Company nor anyone on its behalf has consulted with RBSM regarding (i) the application of accounting principles to any specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2024, the Board appointed Ms. Melanie Grossman, Senior Vice President, Controller, as the principal accounting officer of the Company, effective as of the same date.

Melanie Grossman, age 57, joined the Company in November 2023. Ms. Grossman is a CPA with 35 years of accounting and finance experience within the financial and medical device industries. Most recently, Ms. Grossman was the Director, Controller of Vaxxinity, Inc., a biotechnology company, from May 2022 through November 2023. Previously, Ms. Grossman was the Controller at Byram Healthcare, an Owens & Minor subsidiary from October 2016 through January 2022. Ms. Grossman graduated from the University of Buffalo in Buffalo, NY with a Bachelor of Science degree in accounting and a minor in finance.

There is no family relationship between Ms. Grossman and any director or executive officer of the Company. There are no transactions between Ms. Grossman and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Grossman’s employment as Senior Vice President, Controller, of the Company, Ms. Grossman and the Company entered into an employment agreement (the “Grossman Employment Agreement”), dated as of October 26, 2023, effective as of November 13, 2023. Pursuant to the Grossman Employment Agreement, Ms. Grossman is entitled to an annual base salary of $250,000, less applicable payroll deductions and tax withholdings (the “Base Salary”), and is eligible to be considered for an annual bonus in an amount up to thirty-five percent (35%) of her base salary, based upon the achievement of certain performance objectives set forth in the Grossman Employment Agreement.

The Grossman Employment Agreement will remain in effect for one year unless terminated earlier in accordance with its terms. Pursuant to the Grossman Employment Agreement, either the Company or Ms. Grossman may terminate the Grossman Employment Agreement at any time upon written notice, provided that Ms. Grossman will be required to provide the Company at least three months’ advance written notice of her voluntary resignation. Upon termination of Ms. Grossman’s employment, the Company shall pay Ms. Grossman (i) any unpaid salary accrued through the termination date, (ii) any accrued and unpaid vacation, paid time off or similar pay to which MS. Grossman is entitled, and (iii) any unreimbursed expenses (collectively, the “Accrued Obligations”). In the event that Ms. Grossman voluntarily resigns without Good Reason or the Company terminates Ms. Grossman for Cause (each as defined in the Grossman Employment Agreement), the Company shall have no further liability or obligation to Ms. Grossman other than payment to Ms. Grossman of the Accrued Obligations. If Ms. Grossman’s employment is terminated without Cause or by Ms. Grossman for Good Reason, Ms. Grossman shall receive (i) the Accrued Obligations and (ii) severance pay equal to the Base Salary as of the date of termination for three months.

The foregoing summary description of the Grossman Employment Agreement is qualified in its entirety by reference to the full text of the Grossman Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 8.01 Other Events.

On January 10, 2024, the Company received a notice from the Nasdaq Office of General Counsel stating that as the Listing Qualifications Staff of the Nasdaq Stock Market LLC has determined that the Company’s filing delinquencies for the periods ended July 1, 2023, and September 30, 2023, have been cured, the scheduled hearing before the Hearings Panel on January 11, 2024, has been canceled and that the matter is now closed.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated October 26, 2023, by and between the Company and Melanie Grossman
16.1	Letter from Baker Tilly US, LLP to the Securities and Exchange Commission dated January 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2024	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer